Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING IN LIEU OF THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

CARTESIAN GROWTH CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints [ ] and [ ] (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the ordinary shares that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting in lieu of the 2022 general annual meeting (the “special meeting”) of shareholders of Cartesian Growth Corporation (“Cartesian”), to be held on [•], [•], 2022 at [•], Eastern time, virtually by means of the internet at [•], and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting [•], where the undersigned will be able to listen to and participate in the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing [•] (toll-free within the U.S. and Canada) or [•] (outside of the U.S. and Canada, standard rates apply). Please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. For the purposes of Cartesian’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be [•]. In light of the COVID-19 pandemic and to support the well-being of Cartesian’s shareholders, directors and officers, Cartesian encourages you to use remote methods of attending the special meeting or to attend via proxy. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact Cartesian’s Transfer Agent, the Continental Stock Transfer & Trust Company.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 5, 6, 7 AND 9, EACH OF THE SUB-PROPOSALS IN PROPOSAL NO. 4 AND EACH OF THE DIRECTOR NOMINEES IN PROPOSAL NO. 8.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement are available at [•]. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

CARTESIAN GROWTH CORPORATION – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 5, 6, 7 AND 9, EACH OF THE SUB-PROPOSALS IN PROPOSAL NO. 4 AND EACH OF THE DIRECTOR NOMINEES IN PROPOSAL NO. 8.		Please mark vote as indicated in this ☒ example

(1)

Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cartesian’s Amended and Restated Memorandum and Articles of Association (the “Existing Articles”) and adopt the Business Combination Agreement, dated as of September 19, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”), by and among Cartesian, Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Target Companies” and each a “Target Company”), and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company (“Umbrella”), and the transactions contemplated thereby. Upon consummation of the transactions contemplated by the Business Combination Agreement, including the Domestication (as defined below), the businesses of the Target Companies will be held by Umbrella, a newly formed Delaware limited liability company for purposes of effecting the transactions contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, among other things, (i) prior to the closing of the Business Combination Agreement (the “Closing” and, the date on which the Closing occurs, the “Closing Date”), TWMH and the TIG Entities shall take, or cause to be taken, all actions necessary to implement a reorganization such that TWMH and the TIG Entities shall be wholly owned direct or indirect subsidiaries of Umbrella and Umbrella shall be owned solely by the members of TWMH, the members of TIG GP and the members of TIG MGMT (the “TWMH/TIG Entities Reorganization”); (ii) prior to the Closing, Alvarium will take, or cause to be taken, all actions necessary to implement a reorganization such that Alvarium will be the wholly owned indirect subsidiary of a newly formed Isle of Man entity (“Alvarium Topco”), and Alvarium Topco will be owned solely by the shareholders of Alvarium (the “Alvarium Reorganization”); (iii) on the business day prior to the Closing Date, Cartesian will domesticate as a corporation formed under the laws of the State of Delaware and deregister as an exempted company incorporated under the laws of the Cayman Islands (the “Domestication”), each Class A ordinary share of Cartesian outstanding shall be converted into the right to receive one share of Class A Common Stock of Cartesian (the “Class A Common Stock”) and Cartesian will be renamed “Alvarium Tiedemann Holdings, Inc.”; (iv) at the Closing, TIG MGMT, TIG GP and Umbrella will enter into a distribution agreement, pursuant to which (a) TIG MGMT will distribute to Umbrella all of the issued and outstanding shares or partnership interests, as applicable, that it holds through its strategic investments in External Strategic Managers, and (b) TIG GP will distribute to Umbrella all of the issued and outstanding shares or interests that it holds through its strategic investment in an External Strategic Manager; (v) at the Closing, each shareholder of Alvarium Topco will exchange his, her or its (a) ordinary shares of Alvarium Topco and (b) class A shares of Alvarium Topco for Class A Common Stock (the “Alvarium Exchange”) and upon the consummation of the Alvarium Exchange, Alvarium Topco will become a direct wholly-owned subsidiary of Cartesian; (vi) immediately following the effective time of the Alvarium Exchange, Umbrella Merger Sub will merge with and into Umbrella, with Umbrella surviving such merger as a direct subsidiary of Cartesian (the “Umbrella Merger”); (vii) at the Closing, following the Alvarium Exchange and the Umbrella Merger, Cartesian will contribute all of the issued and outstanding shares of Alvarium Topco that it holds to Umbrella (the “Alvarium Contribution”) and upon the consummation of the Alvarium Contribution, Alvarium Topco will become a wholly-owned subsidiary of Umbrella; and (viii) following the Closing, Alvarium Topco will be liquidated and Alvarium Holdings LLC (to be renamed Alvarium Tiedemann Holdings, LLC) will become the wholly owned direct subsidiary of Umbrella (we refer to this proposal as the “Business Combination Proposal”);

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the Company’s entry into the Business Combination Agreement, dated as of September 19, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”), by and among the Company, Rook MS LLC, a Delaware

	FOR ☐	AGAINST ☐	ABSTAIN ☐

limited liability company (“Umbrella Merger Sub”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Target Companies” and each a “Target Company”), and Alvarium Tiedemann Capital LLC, a Delaware limited liability company (“Umbrella”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-1 and the transactions contemplated thereby. Upon consummation of the transactions contemplated by the Business Combination Agreement, including the Domestication, the businesses of the Target Companies will be held by Umbrella, a newly formed Delaware limited liability company for purposes of effecting the transactions contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, among other things, (i) prior to the closing of the Business Combination Agreement (the “Closing” and, the date on which the Closing occurs, the “Closing Date”), TWMH and the TIG Entities shall take, or cause to be taken, all actions necessary to implement a reorganization such that TWMH and the TIG Entities shall be wholly owned direct or indirect subsidiaries of Umbrella and Umbrella shall be owned solely by the members of TWMH, the members of TIG GP and the members of TIG MGMT (the “TWMH/TIG Entities Reorganization”); (ii) prior to the Closing, Alvarium will take, or cause to be taken, all actions necessary to implement a reorganization such that Alvarium will be the wholly owned indirect subsidiary of a newly formed Isle of Man entity (“Alvarium Topco”), and Alvarium Topco will be owned solely by the shareholders of Alvarium (the “Alvarium Reorganization”); (iii) on the business day prior to the Closing Date, Cartesian will domesticate as a corporation formed under the laws of the State of Delaware and deregister as an exempted company incorporated under the laws of the Cayman Islands (the “Domestication”), each Class A ordinary share of Cartesian outstanding shall be converted into the right to receive one share of Class A Common Stock of Cartesian (the “Class A Common Stock”) and Cartesian will be renamed “Alvarium Tiedemann Holdings, Inc.”; (iv) at the Closing, TIG MGMT, TIG GP and Umbrella will enter into a distribution agreement, pursuant to which (a) TIG MGMT will distribute to Umbrella all of the issued and outstanding shares or partnership interests, as applicable, that it holds through its strategic investments in External Strategic Managers, and (b) TIG GP will distribute to Umbrella all of the issued and outstanding shares or interests that it holds through its strategic investment in an External Strategic Manager; (v) at the Closing, each shareholder of Alvarium Topco will exchange his, her or its (a) ordinary shares of Alvarium Topco and (b) class A shares of Alvarium Topco for Class A Common Stock (the “Alvarium Exchange”) and upon the consummation of the Alvarium Exchange, Alvarium Topco will become a direct wholly-owned subsidiary of Cartesian; (vi) immediately following the effective time of the Alvarium Exchange, Umbrella Merger Sub will merge with and into Umbrella, with Umbrella surviving such merger as a direct subsidiary of Cartesian (the “Umbrella Merger”); (vii) at the Closing, following the Alvarium Exchange and the Umbrella Merger, Cartesian will contribute all of the issued and outstanding shares of Alvarium Topco that it holds to Umbrella (the “Alvarium Contribution”) and upon the consummation of the Alvarium Contribution, Alvarium Topco will become a wholly-owned subsidiary of Umbrella; and (viii) following the Closing, Alvarium Topco will be liquidated and Alvarium Holdings LLC (to be renamed Alvarium Tiedemann Holdings, LLC) will become the wholly owned direct subsidiary of Umbrella.”

(2)

Proposal 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution under the Existing Articles, assuming the Business Combination Proposal is approved and adopted, the change of Cartesian’s jurisdiction of registration from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware and the change of Cartesian’s name from “Cartesian Growth Corporation” to “Alvarium Tiedemann Holdings, Inc.” (the “Domestication” and such proposal, the “Domestication Proposal”);

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution, that the Company be de-registered in the Cayman Islands pursuant to Article 47 of the Amended and Restated Memorandum and Articles of Association of Cartesian Growth Corporation and be registered by way of continuation as a corporation in the State of Delaware, and conditional upon, and with effect from, the registration of the Company in the State of Delaware as a corporation with the laws of the State of Delaware, the name of the Company be changed to “Alvarium Tiedemann Holdings, Inc.” (the “Domestication”).”

		FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)

Proposal 3 — The Organizational Documents Proposal — to approve and adopt by special resolution under the Existing Articles, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws,” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of the Company, which, if approved, would take effect at the time of the Domestication (we refer to this proposal as the “Organizational Documents Proposal”);

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution, that the certificate of incorporation (the “Proposed Charter”) and bylaws of the Company (annexed to the proxy statement/prospectus as Annex B-1 and Annex C), be approved as the certificate of incorporation and bylaws, respectively, of the Company, effective upon the effectiveness of the Domestication.”

		FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Proposal 4 — The Advisory Charter Proposals — to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission (the “SEC”) guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as seven non-binding sub-proposals (which proposals we refer to, collectively, as the “Advisory Charter Proposals”):

The full text of the resolutions to be proposed is as follows:

(a) “RESOLVED, on a non-binding advisory basis, to eliminate various provisions in the Existing Articles (as defined in the proxy statement/prospectus) applicable only to blank check companies.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

(b)   “RESOLVED, on a non-binding advisory basis, to increase the authorized share capital from 220,000,000 shares divided into 200,000,000 Class A ordinary shares, par value $0.0001 per share, and 20,000,000 Class B ordinary shares, par value $0.0001 per share, to authorized capital stock of 1,035,000,000 shares, consisting of (i) 875,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), (ii) 150,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and (iii) 10,000,000 shares of preferred stock.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(c)   “RESOLVED, on a non-binding advisory basis, that each holder of record of Class B Common Stock shall not be entitled to receive (i) dividends (including cash, stock or property) in respect of their shares of Class B Common Stock, or (ii) any assets or funds of the Company available for distribution to stockholders of the Company upon any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(d)   “RESOLVED, on a non-binding advisory basis, that, except for those directors, if any, elected by the holders of any series of preferred stock then outstanding pursuant to any applicable provisions of the Proposed Charter (collectively, the “Preferred Directors” and each, a “Preferred Director”), any director or the entire Board of Directors may be removed at any time only by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Company then entitled to vote in the election of directors, voting together as a single class.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(e)   “RESOLVED, on a non-binding advisory basis, that, in addition to any affirmative vote required by applicable law or the Proposed Charter, an amendment or repeal of any provision of the Proposed Charter shall require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company generally entitled to vote, voting together as a single class.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(f) “RESOLVED, on a non-binding advisory basis, to remove the renunciation of the corporate opportunity doctrine in the Existing Articles.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

(g)   “RESOLVED, on a non-binding advisory basis, that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware lacks jurisdiction over any such action or proceeding, then the United States District Court for the District of Delaware) shall be the exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Company to the Company or the Company stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Proposed Charter or the Proposed Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, unless the Company consents to otherwise in writing; provided, however, that the foregoing will not apply to any causes of action arising under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)

Proposal 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution, assuming the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of shares of Class A Common Stock of the Company to the shareholders of Alvarium and the PIPE Investors (as defined in the proxy statement/prospectus) and shares of Class B Common Stock to the equityholders of TWMH and the TIG Entities (we refer to this proposal as the “Stock Issuance Proposal”);

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the issuance in accordance with the Business Combination Agreement of up to 50,000,000 shares of Class A Common Stock of the Company to the shareholders of Alvarium and the PIPE Investors and up to 55,000,000 shares of Class B Common Stock to the equityholders of TWMH and the TIG Entities, be confirmed, ratified and approved in all respects.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)

Proposal 6 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt by ordinary resolution, assuming the Stock Issuance Proposal is approved and adopted, the Alvarium Tiedemann Holdings, Inc. 2022 Stock Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex I;

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution that the Alvarium Tiedemann Holdings, Inc. 2022 Stock Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex I, be confirmed, ratified and approved in all respects.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)

Proposal 7 — The Employee Stock Purchase Plan Proposal — to consider and vote upon a proposal to approve and adopt by ordinary resolution, assuming the Stock Issuance Proposal is approved and adopted, the Alvarium Tiedemann Holdings, Inc. 2022 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex J (we refer to this proposal as the “Employee Stock Purchase Plan Proposal” and, collectively with the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal and the Equity Incentive Plan Proposal, the “Condition Precedent Proposals”);

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution that the Alvarium Tiedemann Holdings, Inc. 2022 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex J, be confirmed, ratified and approved in all respects.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)

Proposal 8 — The Election of Directors Proposal — to consider and vote on a proposal to elect, effective at Closing, eleven directors to serve terms on our board of directors until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified (we refer to this proposal as the “Election of Directors Proposal”);

The full text of the resolution to be proposed is as follows:

	“RESOLVED, as an ordinary resolution, that Ali Bouzarif be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Nancy Curtin be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Kevin T. Kabat be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Timothy Keaney be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Judy Lee be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Spiros Maliagros be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Hazel McNeilage be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Craig Smith be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Michael Tiedemann be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Tracey Brophy Warson be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

	“RESOLVED, as an ordinary resolution, that Peter Yu be appointed as a director of the Company with effect from Closing.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

(9)	Proposal 9 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution under the Existing Articles the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Condition Precedent Proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (we refer to this proposal as the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2022

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person.

8